SHUSTAK JALIL & HELLER
                               A PROFESSIONAL CORPORATION

                                   545 MADISON AVENUE
                                NEW YORK, NEW YORK 10022

                                TELEPHONE: (212) 688-5900
                                FACSIMILE: (212) 688-6151
                                         _______

                                   401 WEST "A" STREET
                                       SUITE 2330
                                   SAN DIEGO, CA 92101              Geneva
                                TELEPHONE: (619) 696-9500            _____
                                FACSIMILE: (619) 615-5290     email@shufirm.com
                                                                www.shufirm.com

							July 25, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  On The Go Healthcare, Inc.
     --------------------------
Dear Sir/Madam:

         We have been requested to render this opinion as counsel for On The Go Healthcare, Inc., a Delaware corporation (the "Company").

         In our opinion, the shares issued were duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

         We consent to the filing of the opinion as part of the Registration Statement of the Company.


							Sincerely,

                                                        SHUSTAK JALIL & HELLER


                                                     /s/SHUSTAK JALIL & HELLER
                                                     -------------------------